EXHIBIT B

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

        Owens Mortgage Investment Fund, A California Limited Partnership

         1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a Limited Partner in Owens Mortgage Investment Fund, a California Limited Partnership (the "Partnership"), and agrees to purchase the number of units of limited partnership interest in the Partnership (the "Units") stated below in accordance with the terms and conditions of the Amended and Restated Limited Partnership Agreement (the "Limited Partnership Agreement"), a copy of which is contained in the Prospectus of the Partnership, and tenders the amount required to purchase the Units ($1.00 per Unit, 2,000 Unit minimum purchase, 2,500 for residents of North Carolina). The Units which the Investor offers to purchase hereby shall not be deemed issued to, or owned by, the Investor until:
(a) the Investor has fully paid in cash for such Units, and (b) the General Partner has in its sole discretion accepted Investor's offer of purchase. A sale of Partnership Units to an Investor may not be completed until at least five business days after the date the Investor receives a Prospectus. The General Partner will send each Investor a confirmation of purchase within five business days of acceptance of the Subscription Agreement.

         2. REPRESENTATIONS BY THE UNDERSIGNED. The Investor represents and warrants that the Investor:

                  (a) has received the Prospectus of the Partnership dated April 28, 2000;

                  (b) understands that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;

                  (c)   understands   that  Units  are  offered  for  a  minimum
investment of $2,000 ($2,500 for residents of North Carolina);

                  (d) understands that there will be no public market for the Units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the Units, and that it may not be possible readily to liquidate this investment;

                  (e) has (i) a minimum net worth (exclusive of home, home furnishings, and automobiles) of $45,000 ($30,000 in the States of California and Oregon and $50,000 in the State of Washington), plus an annual gross income of at least $45,000 ($30,000 in the States of California and Oregon and $50,000 in the State of Washington); or (ii) minimum net worth (exclusive of home, home furnishings, and automobiles) of $150,000 ($75,000 in the States of California and Oregon); or (iii) if purchasing for a fiduciary account, the minimum standards in (i) or (ii) above are met by the beneficiary, the fiduciary account, or by a donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary;

                  (f) if an individual, has attained the age of majority (as established in the state in which domiciled), and, in any event, is under no disability with respect to entering into a contractual relationship with the Partnership;

                  (g) if a trustee, is the trustee for the trust on behalf of which it is purchasing the Units, and has due authority to purchase Units on behalf of the trust;

                  (h) fully indemnifies and holds harmless the Partnership, the General Partner, and its Affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach or alleged breach of any of the representations by Investor contained herein.

         3. ADOPTION OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Limited Partnership Agreement and to perform all obligations therein imposed upon a Limited Partner with respect to Units to be purchased. Upon acceptance of this Subscription Agreement by the General Partner on behalf of the Partnership, payment in full of the subscription price and the filing of a Certificate of Limited Partnership of the Partnership, the undersigned shall become a Limited Partner for all purposes of the Limited Partnership Agreement.

         4. LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Units may be assigned only as provided in the Limited Partnership Agreement and further acknowledges the restrictions on resale, transfer, or assignment of the Units set forth in the Limited Partnership Agreement and as described in the Prospectus.

         5. SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the General Partner of the Partnership to be such person's true and lawful attorney-in-fact to sign and acknowledge, file and record:

                  (a)  the  Limited   Partnership   Agreement  and  any  amended
certificate of limited partnership, as well as any and all amendments thereto required under the laws of the State of California or of any other state to be filed or which the General Partner deems advisable to prepare, execute and file;

                  (b) any other instrument or document which may be required to be filed by the Partnership by any governmental agency or by the laws of any state, or which the General Partner deems it advisable to file; and

                  (c) any documents which may be required to effect the continuation of the Partnership, the admission of a substituted Limited Partner, or the dissolution and termination of the Partnership, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Limited Partnership Agreement.

         The foregoing grant of authority:

                           (i) is a Special  Power of Attorney  coupled  with an
interest, is irrevocable, shall survive the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

                           (ii) may be exercised by the General Partner for each
Limited Partner by a facsimile signature of or on behalf of the General Partner or by listing all of the Limited Partners and by executing any instrument with a single signature of or on behalf of the General Partner, acting as attorney-in-fact for all of them; and

                           (iii) shall  survive the delivery of an assignment by
a Limited Partner of the whole or any portion of his interest; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

         6. PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription is set forth below and payment of such amount is enclosed by a check payable to Owens Mortgage Investment Fund, a California Limited Partnership. The Investor hereby authorizes and directs the General Partner to deliver this Subscription Agreement to the Partnership and pay the funds delivered herewith to the Partnership, to the extent the Investor's subscription has been accepted. If the Investor's subscription is rejected in part, the funds delivered herewith will, to the extent the application is so rejected, be returned to the Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

         7. PURCHASE BY FIDUCIARY. If the Investor is purchasing the Units subscribed hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

         8. NOTIFICATION OF GENERAL PARTNER. The Investor agrees to notify the General Partner immediately if any of the foregoing statements made herein shall become untrue.

         9. LIMITED PARTNERSHIP AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Limited Partnership Agreement and any instrument or document executed, acknowledged, filed or recorded by the General Partner pursuant to this special power of attorney, the Limited Partnership Agreement will govern.

         10. SUBSCRIPTION AMOUNT. The Investor subscribes $_____________ and encloses such sum herewith as the purchase price of _____________ Units.

         11.  REINVESTMENT  OF  DISTRIBUTIONS.   The  Partnership   maintains  a
Distribution Reinvestment Plan ("Plan") under which distributions of income of the Partnership may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus at page 63. So long as the Investor meets the suitability standards established by the Partnership and by the securities law administrator of the state in which the Investor is domiciled, and subject to possible suspension or termination of the Plan by the General Partner, as set forth in the Limited Partnership Agreement, the Investor will continue to participate in the Plan if it elects option A, below. Option B, below, will constitute an election not to participate in the Plan. The Investor may change his election at any time by written notice to the Partnership. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

                  A. ___  Investor  elects  to  participate  in the  Partnership
                     Distribution Reinvestment Plan.


                  B. ___Investor  elects not to participate  in the  Partnership
                     Distribution Reinvestment Plan and to receive distributions in cash.

         12. OWNERSHIP OF UNITS. The Investor's interest will be owned and should be shown on the Partnership's records as follows:

     Check one: ___ Individual Ownership
                ___ JTROS (all parties must sign)
                ___ Tenants in Common (all parties must sign)
                ___ Community Property (one signature required)
                ___ Custodian
                ___ Trustee
                ___ Corporation
                ___ Partnership
                ___ Nonprofit Organization

(Please Print)

Name______________________________________________________________________
         First                  Middle                    Last
         or Entity's legal name

__________________________________________________________________________
         Resident Address

__________________________________________________________________________
         City                   State                      Zip Code

______________________________________         _________________________________
Home Telephone Number (if applicable)             Business Telephone Number
(include area code)                                 (include area code)

Date of Birth __________________________________    (Individual Investors Only)

Occupation _____________________________________    (Individual Investors Only)

Marital Status (check one): Single____ Married____  (Individual Investors Only)

Citizenship: U.S.____   Other_____________________  (Individual Investors Only)

Investment Objective:

      Current income with retention of capital ____  (check)

      Other (please explain):
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

Investor's Financial Status and Suitability:

      Net Worth       $_____________________
      Liquid Net Worth     $_____________________
      Gross Income    $_____________________
      Investor's Years of Investment Experience  _____
      Investor's Tax Bracket (if individual)       ________%

Please initial here to acknowledge your understanding that it may not be possible to readily liquidate your investment in the Partnership: _______

Please initial here to acknowledge your understanding that if you move to a state in which the Partnership is not registered, you may not be able to purchase additional Units or receive new Units through your participation in the Dividend Reinvestment Plan: _______


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(Please Print)

Name______________________________________________________________________
         First                  Middle                    Last
         or Entity's legal name

__________________________________________________________________________
         Resident Address

__________________________________________________________________________
         City                   State                      Zip Code

____________________________________________________________________________
Home Telephone Number (if applicable)             Business Telephone Number
(include area code)                                   (include area code)

Date of Birth __________________________________    (Individual Investors Only)

Occupation _____________________________________     (Individual Investors Only)

Marital Status (check one):Single____ Married____    (Individual Investors Only)

Citizenship: U.S.____   Other______________________  (Individual Investors Only)

Investment Objective:

      Current income with retention of capital ____  (check)

      Other (please explain):
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Investor's Financial Status and Suitability:

      Net Worth       $_____________________
      Liquid Net Worth     $_____________________
     Gross Income $_____________________
      Investor's Years of Investment Experience  _____
      Investor's Tax Bracket (if individual)       ________%

Please initial here to acknowledge your understanding that it may not be possible to readily liquidate your investment in the Partnership: _______

Please initial here to acknowledge your understanding that if you move to a state in which the Partnership is not registered, you may not be able to purchase additional Units or receive new Units through your participation in the Dividend Reinvestment Plan: _______
******************************************************************************

         13. IF APPLICABLE, THE ACCOUNT REPRESENTATIVE AND INVESTMENT FIRM PRINCIPAL MUST EACH SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH APPENDIX F TO ARTICLE 3, SECTION 34 OF THE NASD'S RULES OF FAIR PRACTICE.

         IN  WITNESS  WHEREOF,   the  undersigned  Investor  has  executed  this
Subscription Agreement and Power of Attorney.

Dated: _____________, 20___


____________________________________    _______________________________________
Authorized Signature of Subscriber        Social Security Number or Federal Tax
                                                   Identification Number

____________________________________    _______________________________________
Authorized Signature of Subscriber        Social Security Number or Federal Tax
      (if more than one)                           Identification Number



                              ACCEPTED:

                              Owens Mortgage Investment Fund,
                              A California Limited Partnership

                              Owens Financial Group, Inc., General Partner


                              By:  ____________________________________
                                   William C. Owens, President

                              Dated: ____________, ____




         The Account Representative and Principal signing below each have reasonable grounds to believe, based on information obtained from the above Investor concerning his or her investment objectives, other investments, financial situation and needs and any other information known by either of them, that investment in the Partnership is suitable for such Investor in light of his or her financial position, net worth and other suitability characteristics, and that the Investor meets the suitability requirements applicable to this offering.

         The undersigned account representative and principal have advised the above Investor that no market for the securities being offered exists nor is one expected to develop, and that the Investor may not be able to liquidate his or her investment in the event of an emergency or for any other reason.


_______________________________         _____________________________________
Signature of Investment Firm Principal  Signature of Account Representative
    Owens Securities Corporation


_______________________________         _____________________________________
   Please PRINT Name and Title          Please PRINT Account Representative Name